HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
November 28, 2007

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to eleven separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Principal Amount: $1,000.00 per note
•     Offering Period End Date: November 27, 2007 at 2:00 pm, New York City time
•     Initial Public Offering Price: 100 per cent
•     Initial Valuation Date: November 27, 2007
•     Issue Date: November 30, 2007, subject to adjustment as described in the product supplement.
•     Maturity Date: 3 business days after the final valuation date, and is subject to adjustment as described in the product supplement.

•     Final Price: The market price (as described herein) of the reference asset on the final valuation date.
•     Interest Payment Dates: The final calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on December 31, 2007 and ending on, and including, the maturity date.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	INTEREST RATE (PER ANNUM)	INITIAL PRICE(1)	BARRIER PRICE(2)	BARRIER LEVEL	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT(3)	AGENT’S DISCOUNT OR COMMISSION / TOTAL(4)	PROCEEDS TO US / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(5)
lululemon athletica inc. (LULU)	38.00%	$38.60	$23.1600	60.00%	$206,000.00	25.9067	2.00% / $4,120.00	98.00% / $201,880.00	4042K0DZ5 / US4042K0DZ57	February 27, 2008
InterOil Corporation (IOC)	27.50%	$20.82	$12.4920	60.00%	$230,000.00	48.0307	2.25% / $5,175.00	97.75% / $224,825.00	4042K0EA9 / US4042K0EA97	May 27, 2008
VMWARE, INC. (VMW)	21.00%	$77.58	$54.3060	70.00%	$235,000.00	12.8899	2.00% / $4,700.00	98.00% / $230,300.00	4042K0EC5 / US4042K0EC53	February 27, 2008
The Goldman Sachs Group, Inc. (GS)	20.00%	$213.33	$159.9975	75.00%	$3,183,000.00	4.6876	2.00% / $63,660.00	98.00% / $3,119,340.00	4042K0ED3 / US4042K0ED37	February 27, 2008
THE BEAR STEARNS COMPANIES INC. (BSC)	18.00%	$95.43	$66.8010	70.00%	$640,000.00	10.4789	2.25% / $14,400.00	97.75% / $625,600.00	4042K0EE1 / US4042K0EE10	May 27, 2008
Titanium Metals Corporation (TIE)	16.50%	$26.62	$21.2960	80.00%	$187,000.00	37.5657	2.00% / $3,740.00	98.00% / $183,260.00	4042K0EF8 / US4042K0EF84	February 27, 2008
Peabody Energy Corporation (BTU)	16.25%	$51.73	$41.3840	80.00%	$584,000.00	19.3311	2.00% / $11,680.00	98.00% / $572,320.00	4042K0EG6 / US4042K0EG67	February 27, 2008
United States Steel Corporation (X)	16.00%	$90.79	$68.0925	75.00%	$1,230,000.00	11.0144	2.00% / $24,600.00	98.00% / $1,205,400.00	4042K0EH4 / US4042K0EH41	February 27, 2008
JOY GLOBAL INC. (JOYG)	15.00%	$53.85	$37.6950	70.00%	$172,000.00	18.5701	2.15% / $3,698.00	97.85% / $168,302.00	4042K0EJ0 / US4042K0EJ07	May 27, 2008
SANDISK CORPORATION (SNDK)	13.50%	$37.25	$26.0750	70.00%	$178,000.00	26.8456	2.25% / $4,005.00	97.75% / $173,995.00	4042K0EL5 / US4042K0EL52	May 27, 2008
APPLE INC. (AAPL)	12.00%	$174.81	$122.3670	70.00%	$71,000.00	5.7205	2.12% / $1,505.20	97.88% / $69,494.80	4042K0EN1 / US4042K0EN19	May 27, 2008
(1)	The initial price represents the market price (as described herein) of the reference asset on the initial valuation date.
(2)	The barrier price represents the product of the barrier level of the reference asset multiplied by the initial price of the reference asset.
(3)
The physical delivery amount is determined by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. Any fractional shares will be paid in cash.

(4)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(5)	Final valuation date is subject to adjustment as described in the product supplement.

CALCULATION OF REGISTRATION FEE

TITLE OF CLASS OF SECURITIES OFFERED	MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (6)
Reverse Convertible Notes Linked to LULU due March 3, 2008	$206,000.00	$6.32
Reverse Convertible Notes Linked to IOC due May 30, 2008	$230,000.00	$7.06
Reverse Convertible Notes Linked to VMW due March 3, 2008	$235,000.00	$7.21
Reverse Convertible Notes Linked to GS due March 3, 2008	$3,183,000.00	$97.72
Reverse Convertible Notes Linked to BSC due May 30, 2008	$640,000.00	$19.65
Reverse Convertible Notes Linked to TIE due March 3, 2008	$187,000.00	$5.74
Reverse Convertible Notes Linked to BTU due March 3, 2008	$584,000.00	$17.93
Reverse Convertible Notes Linked to X due March 3, 2008	$1,230,000.00	$37.76
Reverse Convertible Notes Linked to JOYG due May 30, 2008	$172,000.00	$5.28
Reverse Convertible Notes Linked to SNDK due May 30, 2008	$178,000.00	$5.46
Reverse Convertible Notes Linked to AAPL due May 30, 2008	$71,000.00	$2.18
(6)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended

See “Risk Factors” in this pricing supplement beginning on page PR-3, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. November 28, 2007

GENERAL TERMS

This pricing supplement relates to eleven separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page PR-3 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page PR-4 of this pricing supplement and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

4.	SANDISK CORPORATION is involved in a consumer class action lawsuit.

According to publicly available information, on August 31, 2007, SANDISK CORPORATION and 23 other companies were sued in the United States District Court of the Northern District of California in a purported consumer class action, alleging a conspiracy to fix, raise, maintain or stabilize the pricing of flash memory, and concealment thereof, in violation of state and federal laws. The lawsuit purports to be on behalf of a class of purchasers of flash memory. The lawsuit seeks restitution, injunction and damages, including treble damages, in an unspecified amount. For more information on SANDISK CORPORATION, purchasers of notes linked to SANDISK CORPORATION can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by the company issuing the common stock of SANDISK CORPORATION can be located by reference to the SEC file number specified in the description of SANDISK CORPORATION below.

5.	There is a limited amount of historical data on VMWARE, INC. and lululemon athletica inc.

According to publicly available information, the common stock of VMWARE, INC. commenced trading on August 14, 2007 and the common stock of lululemon athletica inc. commenced trading on July 27, 2007. As a result, there is a limited amount of historical data that can be provided for VMWARE, INC. and lululemon athletica inc. For more information on VMWARE, INC. and lululemon athletica inc., purchasers of notes linked to VMWARE, INC. or lululemon athletica inc. can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the reference asset below.

6.	THE BEAR STEARNS COMPANIES INC. announced that it would take a $1.2 billion write-down due to challenging market conditions.

On November 14, 2007, THE BEAR STEARNS COMPANIES INC. announced that it would take a $1.2 billion write-down as a result of significantly reducing its exposure to collateralized debt obligations. THE BEAR STEARNS COMPANIES INC.’s overall collateralized debt obligation position as of November 9, 2007 was $884 million, down from approximately $2 billion as of August 31, 2007. For more information on THE BEAR STEARNS COMPANIES INC., note purchasers can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by the reference issuer can be located by reference to the SEC file number specified in the description of the reference asset below.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange.(7) If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

(7)	With respect to notes linked to IOC, the relevant exchange for IOC means the Nasdaq InterMarket Quotation Service SM.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2004 through September 28, 2007 and for the period from October 1, 2007 through November 27, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•     If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;

•     If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•     If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was never below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity.

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

LULULEMON ATHLETICA INC. (LULU)

Description of lululemon athletica inc.

According to publicly available information, lululemon athletica inc. (“Lululemon”) designs and retails athletic clothing. Lululemon produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness.

The common stock of Lululemon commenced trading on the New York Stock Exchange in the third quarter of 2007; thus, the below historical prices of common stock of Lululemon started in the third quarter of 2007.

Lululemon’s SEC file number is 001-33608.

Historical Performance of Lululemon

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	44.23	25.00	42.03
October 1, 2007 through November 27, 2007	60.70	33.80	38.60

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 38.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.81 per cent constitutes interest on the Deposit and 33.19 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Lululemon

Initial Price:	USD 38.60

Barrier Price:	USD 23.1600

Interest Rate:	38.00% per cent per annum

Physical Delivery Amount:	25.9067 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	9.50%		100.00%
+	90%	9.50%		90.00%
+	80%	9.50%		80.00%
+	70%	9.50%		70.00%
+	60%	9.50%		60.00%
+	50%	9.50%		50.00%
+	40%	9.50%		40.00%
+	30%	9.50%		30.00%
+	20%	9.50%		20.00%
+	10%	9.50%		10.00%
	0%	9.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-0.50%	9.50%	-10.00%
-	20%	-10.50%	9.50%	-20.00%
-	30%	-20.50%	9.50%	-30.00%
-	40%	-30.50%	9.50%	-40.00%
-	50%	-40.50%	N/A	-50.00%
-	60%	-50.50%	N/A	-60.00%
-	70%	-60.50%	N/A	-70.00%
-	80%	-70.50%	N/A	-80.00%
-	90%	-80.50%	N/A	-90.00%
-	100%	-90.50%	N/A	-100.00%

INTEROIL CORPORATION (IOC)

Description of InterOil Corporation

According to publicly available information, InterOil Corporation (“InterOil”), together with its subsidiaries, engages in the exploration and production of oil and gas properties in Papua New Guinea. InterOil also engages in liquefaction, refining, and marketing jet fuel, diesel, and gasoline, as well as naphtha and low sulfur waxy residue. In addition, InterOil involves in the wholesale and retail distribution of refined petroleum products; and Shell and BP branded commercial and industrial lubricants, such as engine and hydraulic oils.

The common stock of Interoil commenced trading on the Nasdaq InterMarket Quotation Service SM in the third quarter of 2004; thus, the below historical prices of common stock of Interoil started in the third quarter of 2004.

InterOil’s SEC file number is 001-32179.

Historical Performance of InterOil

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	23.95	15.85	22.11
December 31, 2004	40.60	23.50	37.91
March 31, 2005	43.65	31.78	34.72
June 30, 2005	35.85	20.07	26.65
September 30, 2005	32.07	21.30	23.35
December 30, 2005	28.81	17.50	26.97
March 31, 2006	26.41	12.75	13.00
June 30, 2006	20.54	12.45	18.95
September 29, 2006	20.02	12.21	18.79
December 29, 2006	30.70	15.21	30.30
March 30, 2007	29.77	21.41	26.40
June 29, 2007	44.17	17.95	18.95
September 28, 2007	41.90	18.41	31.63
October 1, 2007 through November 27, 2007	31.45	19.01	20.82

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 27.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.61 per cent constitutes interest on the Deposit and 22.89 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	InterOil

Initial Price:	USD 20.82

Barrier Price:	USD 12.4920

Interest Rate:	27.50 per cent per annum

Physical Delivery Amount:	48.0307 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	13.75%		100.00%
+	90%	13.75%		90.00%
+	80%	13.75%		80.00%
+	70%	13.75%		70.00%
+	60%	13.75%		60.00%
+	50%	13.75%		50.00%
+	40%	13.75%		40.00%
+	30%	13.75%		30.00%
+	20%	13.75%		20.00%
+	10%	13.75%		10.00%
	0%	13.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	3.75%	13.75%	-10.00%
-	20%	-6.25%	13.75%	-20.00%
-	30%	-16.25%	13.75%	-30.00%
-	40%	-26.25%	13.75%	-40.00%
-	50%	-36.25%	N/A	-50.00%
-	60%	-46.25%	N/A	-60.00%
-	70%	-56.25%	N/A	-70.00%
-	80%	-66.25%	N/A	-80.00%
-	90%	-76.25%	N/A	-90.00%
-	100%	-86.25%	N/A	-100.00%

VMWARE, INC. (VMW)

Description of VMWARE, INC.

According to publicly available information, VMWARE, INC. (“VMWare”) and its subsidiaries provide virtualization solutions worldwide. VMWare’s virtualization solutions separate the operating system and application software from the underlying hardware to achieve improvements in efficiency, availability, flexibility, and manageability. VMWare's solutions enable organizations to aggregate multiple servers, storage infrastructure, and networks together into shared pools of capacity that can be allocated to applications as needed. VMWare's virtualization platforms include a hypervisor for system partitioning that provides the capability to run multiple operating systems simultaneously on the same physical machine.

The common stock of VMWare commenced trading on the New York Stock Exchange in the third quarter of 2007; thus, the below historical prices of common stock of VMWare started in the third quarter of 2007.

VMWare’s SEC file number is 001-33622.

Historical Performance of VMWare

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	85.52	48.00	85.00
October 1, 2007 through November 27, 2007	125.25	71.00	77.58

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 21.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.81 per cent constitutes interest on the Deposit and 16.19 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	VMWare

Initial Price:	USD 77.58

Barrier Price:	USD 54.3060

Interest Rate:	21.00 per cent per annum

Physical Delivery Amount:	12.8899 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.25%		100.00%
+	90%	5.25%		90.00%
+	80%	5.25%		80.00%
+	70%	5.25%		70.00%
+	60%	5.25%		60.00%
+	50%	5.25%		50.00%
+	40%	5.25%		40.00%
+	30%	5.25%		30.00%
+	20%	5.25%		20.00%
+	10%	5.25%		10.00%
	0%	5.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.75%	5.25%	-10.00%
-	20%	-14.75%	5.25%	-20.00%
-	30%	-24.75%	5.25%	-30.00%
-	40%	-34.75%	N/A	-40.00%
-	50%	-44.75%	N/A	-50.00%
-	60%	-54.75%	N/A	-60.00%
-	70%	-64.75%	N/A	-70.00%
-	80%	-74.75%	N/A	-80.00%
-	90%	-84.75%	N/A	-90.00%
-	100%	-94.75%	N/A	-100.00%

THE GOLDMAN SACHS GROUP, INC. (GS)

Description of The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (“Goldman Sachs”) is a global investment banking and securities firm specializing in investment banking, trading and principal investments, and asset management and securities services. Goldman Sachs provides services to corporations, financial institutions, governments, and high-net worth individuals.

Goldman Sachs’ SEC file number is 001-14965.

Historical Performance of Goldman Sachs

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	109.29	96.15	104.35
June 30, 2004	107.50	87.70	94.16
September 30, 2004	94.96	83.29	93.24
December 31, 2004	110.88	90.74	104.04
March 31, 2005	113.93	101.79	109.99
June 30, 2005	114.25	94.77	102.02
September 30, 2005	121.70	102.16	121.58
December 30, 2005	134.94	110.35	127.71
March 31, 2006	159.62	124.25	156.96
June 30, 2006	169.31	136.90	150.43
September 29, 2006	171.15	139.00	169.17
December 29, 2006	206.39	168.51	199.35
March 30, 2007	222.75	189.85	206.63
June 29, 2007	233.94	203.29	216.75
September 28, 2007	225.76	157.38	216.74
October 1, 2007 through November 27, 2007	250.70	201.57	213.33

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 20.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.81 per cent constitutes interest on the Deposit and 15.19 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Goldman Sachs

Initial Price:	USD 213.33

Barrier Price	USD 159.9975

Interest Rate:	20.00 per cent per annum

Physical Delivery Amount:	4.6876 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	N/A	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

THE BEAR STEARNS COMPANIES INC. (BSC)

Description of THE BEAR STEARNS COMPANIES INC.

According to publicly available information, THE BEAR STEARNS COMPANIES INC. (“Bear Stearns”), through its Bear Stearns & Co. Inc. subsidiary, offers investment banking and securities trading and brokerage services. Bear Stearns’ business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, and private client services.

Bear Stearns’ SEC file number is 001-08989.

Historical Performance of Bear Stearns

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	91.76	78.80	87.68
June 30, 2004	88.76	75.44	84.31
September 30, 2004	96.21	81.14	96.17
December 31, 2004	109.82	86.51	102.31
March 31, 2005	106.51	96.54	99.90
June 30, 2005	105.31	91.35	103.94
September 30, 2005	110.16	98.55	109.75
December 30, 2005	119.40	98.74	115.53
March 31, 2006	141.22	113.30	138.70
June 30, 2006	147.77	120.10	140.08
September 29, 2006	147.20	127.12	140.10
December 29, 2006	166.20	139.57	162.78
March 30, 2007	172.61	138.57	150.35
June 29, 2007	159.34	136.13	140.00
September 28, 2007	145.48	99.75	122.81
October 1, 2007 through November 27, 2007	133.11	89.55	95.43

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 18.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.61 per cent constitutes interest on the Deposit and 13.39 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Bear Stearns

Initial Price:	USD 95.43

Barrier Price	USD 66.8010

Interest Rate:	18.00 per cent per annum

Physical Delivery Amount:	10.4789 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	9.00%		100.00%
+	90%	9.00%		90.00%
+	80%	9.00%		80.00%
+	70%	9.00%		70.00%
+	60%	9.00%		60.00%
+	50%	9.00%		50.00%
+	40%	9.00%		40.00%
+	30%	9.00%		30.00%
+	20%	9.00%		20.00%
+	10%	9.00%		10.00%
	0%	9.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.00%	9.00%	-10.00%
-	20%	-11.00%	9.00%	-20.00%
-	30%	-21.00%	9.00%	-30.00%
-	40%	-31.00%	N/A	-40.00%
-	50%	-41.00%	N/A	-50.00%
-	60%	-51.00%	N/A	-60.00%
-	70%	-61.00%	N/A	-70.00%
-	80%	-71.00%	N/A	-80.00%
-	90%	-81.00%	N/A	-90.00%
-	100%	-91.00%	N/A	-100.00%

TITANIUM METALS CORPORATION (TIE)

Description of Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (“Titanium Metals Corp.”), together with its subsidiaries, produces titanium melted and mill products for commercial aerospace, military, industrial, and other applications worldwide. Titanium Metals Corp. offers titanium sponge, which is the basic form of titanium metal used in titanium products; and melted products, such as ingot, electrodes, and slab that are the result of melting sponge and titanium scrap either alone or with various alloys. Titanium Metals Corp. also provides mill products that are forged and rolled from ingot or slab products, including billets, bars, plates, sheets and strips, and pipes; and fabrications, which comprise spools, pipe fittings, manifolds, and vessels that are cut, formed, welded, and assembled from titanium mill products.

Titanium Metals Corp.’s SEC file number is 001-14368.

Historical Performance of Titanium Metals Corp.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	2.59	1.06	2.49
June 30, 2004	2.70	1.80	2.31
September 30, 2004	3.11	2.30	2.93
December 31, 2004	3.33	2.38	3.02
March 31, 2005	5.06	2.93	4.50
June 30, 2005	7.19	3.88	7.10
September 30, 2005	10.60	6.17	9.89
December 30, 2005	19.86	8.79	15.82
March 31, 2006	25.88	15.96	24.28
June 30, 2006	47.59	24.50	34.38
September 29, 2006	34.88	22.77	25.28
December 29, 2006	33.92	23.20	29.51
March 30, 2007	38.85	27.74	35.88
June 29, 2007	39.80	30.31	31.90
September 28, 2007	35.32	25.75	33.56
October 1, 2007 through November 27, 2007	36.50	25.27	26.62

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.81 per cent constitutes interest on the Deposit and 11.69 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Titanium Metals Corp.

Initial Price:	USD 26.62

Barrier Price:	USD 21.2960

Interest Rate:	16.50 per cent per annum

Physical Delivery Amount:	37.5657 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.13%		100.00%
+	90%	4.13%		90.00%
+	80%	4.13%		80.00%
+	70%	4.13%		70.00%
+	60%	4.13%		60.00%
+	50%	4.13%		50.00%
+	40%	4.13%		40.00%
+	30%	4.13%		30.00%
+	20%	4.13%		20.00%
+	10%	4.13%		10.00%
	0%	4.13%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.87%	4.13%	-10.00%
-	20%	-15.87%	4.13%	-20.00%
-	30%	-25.87%	N/A	-30.00%
-	40%	-35.87%	N/A	-40.00%
-	50%	-45.87%	N/A	-50.00%
-	60%	-55.87%	N/A	-60.00%
-	70%	-65.87%	N/A	-70.00%
-	80%	-75.87%	N/A	-80.00%
-	90%	-85.87%	N/A	-90.00%
-	100%	-95.87%	N/A	-100.00%

PEABODY ENERGY CORPORATION (BTU)

Description of Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (“Peabody Energy”), through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. Peabody Energy owns interests in 40 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. Peabody Energy also markets, brokerages, and trades coal. Peabody Energy also develops mine-mouth coal-fueled generating plants; produces coalbed methane; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

Peabody Energy’s SEC file number is 001-16463.

Historical Performance of Peabody Energy

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	11.84	8.52	10.89
June 30, 2004	13.11	9.77	13.10
September 30, 2004	14.14	11.88	13.93
December 31, 2004	20.32	12.64	18.94
March 31, 2005	23.83	17.20	21.70
June 30, 2005	26.43	18.42	24.36
September 30, 2005	40.26	24.35	39.49
December 30, 2005	40.70	33.10	38.58
March 31, 2006	49.15	38.61	47.20
June 30, 2006	71.43	43.83	52.20
September 29, 2006	56.00	30.85	34.43
December 29, 2006	45.49	31.88	37.83
March 30, 2007	41.76	33.89	37.67
June 29, 2007	52.20	37.41	45.30
September 28, 2007	47.74	35.97	44.82
October 1, 2007 through November 27, 2007	56.89	44.49	51.73

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.81 per cent constitutes interest on the Deposit and 11.44 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Peabody Energy

Initial Price:	USD 51.73

Barrier Price:	USD 41.3840

Interest Rate:	16.25 per cent per annum

Physical Delivery Amount:	19.3311 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.06%		100.00%
+	90%	4.06%		90.00%
+	80%	4.06%		80.00%
+	70%	4.06%		70.00%
+	60%	4.06%		60.00%
+	50%	4.06%		50.00%
+	40%	4.06%		40.00%
+	30%	4.06%		30.00%
+	20%	4.06%		20.00%
+	10%	4.06%		10.00%
	0%	4.06%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.94%	4.06%	-10.00%
-	20%	-15.94%	4.06%	-20.00%
-	30%	-25.94%	N/A	-30.00%
-	40%	-35.94%	N/A	-40.00%
-	50%	-45.94%	N/A	-50.00%
-	60%	-55.94%	N/A	-60.00%
-	70%	-65.94%	N/A	-70.00%
-	80%	-75.94%	N/A	-80.00%
-	90%	-85.94%	N/A	-90.00%
-	100%	-95.94%	N/A	-100.00%

UNITED STATES STEEL CORPORATION (X)

Description of United States Steel Corporation

According to publicly available information, United States Steel Corporation (“U.S. Steel”) produces steel products in North America and central Europe. U.S. Steel operates through three segments: Flat-rolled Products, U. S. Steel Europe, and Tubular Products. The Flat-rolled Products segment produces sheet, tin mill products, and strip mill plate, as well as domestic coke. The U.S. Steel Europe segment produces and sells sheet, strip mill plate, tin mill, tubular, precision tube, and specialty steel products. The Tubular Products segment produces and sells seamless and electric resistance weld tubular products. U.S. Steel also engages in the production and sale of iron ore pellets. In addition, U.S. Steel provides rail and barge transportation services; and owns, develops, and manages various real estate assets.

U.S. Steel’s SEC file number is 001-16811.

Historical Performance of U.S. Steel

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	40.15	31.40	37.27
June 30, 2004	39.98	25.23	35.12
September 30, 2004	39.98	32.95	37.62
December 31, 2004	54.06	32.15	51.25
March 31, 2005	63.90	45.20	50.85
June 30, 2005	52.12	34.05	34.37
September 30, 2005	45.95	34.09	42.35
December 30, 2005	51.45	33.59	48.07
March 31, 2006	64.47	48.05	60.68
June 30, 2006	77.52	56.15	70.12
September 29, 2006	70.66	53.63	57.68
December 29, 2006	79.01	54.18	73.14
March 30, 2007	101.60	68.83	99.17
June 29, 2007	127.26	99.07	108.75
September 28, 2007	116.37	74.47	105.94
October 1, 2007 through November 27, 2007	114.68	85.05	90.79

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.81 per cent constitutes interest on the Deposit and 11.19 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	U.S. Steel

Initial Price:	USD 90.79

Barrier Price:	USD 68.0925

Interest Rate:	16.00 per cent per annum

Physical Delivery Amount:	11.0144 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.00%		100.00%
+	90%	4.00%		90.00%
+	80%	4.00%		80.00%
+	70%	4.00%		70.00%
+	60%	4.00%		60.00%
+	50%	4.00%		50.00%
+	40%	4.00%		40.00%
+	30%	4.00%		30.00%
+	20%	4.00%		20.00%
+	10%	4.00%		10.00%
	0%	4.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.00%	4.00%	-10.00%
-	20%	-16.00%	4.00%	-20.00%
-	30%	-26.00%	N/A	-30.00%
-	40%	-36.00%	N/A	-40.00%
-	50%	-46.00%	N/A	-50.00%
-	60%	-56.00%	N/A	-60.00%
-	70%	-66.00%	N/A	-70.00%
-	80%	-76.00%	N/A	-80.00%
-	90%	-86.00%	N/A	-90.00%
-	100%	-96.00%	N/A	-100.00%

JOY GLOBAL INC. (JOYG)

Description of JOY GLOBAL INC.

According to publicly available information, JOY GLOBAL INC. (“Joy Global”) manufactures and markets underground mining equipment and surface mining equipment. Joy Global's equipment is used for the extraction of ores and minerals.

Joy Global’s SEC file number is 001-09299.

Historical Performance of Joy Global

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	13.32	11.00	12.48
June 30, 2004	13.56	10.44	13.31
September 30, 2004	15.69	11.97	15.28
December 31, 2004	19.86	14.38	19.30
March 31, 2005	26.17	17.18	23.37
June 30, 2005	25.80	19.85	22.39
September 30, 2005	34.04	22.03	33.64
December 30, 2005	41.94	27.00	40.00
March 31, 2006	61.91	41.57	59.77
June 30, 2006	72.23	44.75	52.09
September 29, 2006	53.80	31.32	37.61
December 29, 2006	50.77	35.59	48.34
March 30, 2007	55.80	40.36	42.90
June 29, 2007	61.99	42.43	58.33
September 28, 2007	65.50	42.10	50.86
October 1, 2007 through November 27, 2007	59.00	48.76	53.85

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 15.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.61 per cent constitutes interest on the Deposit and 10.39 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Joy Global

Initial Price:	USD 53.85

Barrier Price:	USD 37.6950

Interest Rate:	15.00 per cent per annum

Physical Delivery Amount:	18.5701 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.50%		100.00%
+	90%	7.50%		90.00%
+	80%	7.50%		80.00%
+	70%	7.50%		70.00%
+	60%	7.50%		60.00%
+	50%	7.50%		50.00%
+	40%	7.50%		40.00%
+	30%	7.50%		30.00%
+	20%	7.50%		20.00%
+	10%	7.50%		10.00%
	0%	7.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.50%	7.50%	-10.00%
-	20%	-12.50%	7.50%	-20.00%
-	30%	-22.50%	7.50%	-30.00%
-	40%	-32.50%	N/A	-40.00%
-	50%	-42.50%	N/A	-50.00%
-	60%	-52.50%	N/A	-60.00%
-	70%	-62.50%	N/A	-70.00%
-	80%	-72.50%	N/A	-80.00%
-	90%	-82.50%	N/A	-90.00%
-	100%	-92.50%	N/A	-100.00%

SANDISK CORPORATION (SNDK)

Description of SANDISK CORPORATION

According to publicly available information, SANDISK CORPORATION (“SanDisk”) supplies flash data storage products. SanDisk designs, manufactures, and markets industry-standard, solid-state data, digital imaging, and audio storage products using its patented, high-density flash memory and controller technology.

SanDisk’s SEC file number is 000-26734.

Historical Performance of SanDisk

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	36.34	23.49	28.37
June 30, 2004	33.25	19.79	21.69
September 30, 2004	29.60	19.29	29.12
December 31, 2004	31.95	19.67	24.97
March 31, 2005	28.42	20.25	27.80
June 30, 2005	29.03	23.56	23.73
September 30, 2005	48.58	23.41	48.25
December 30, 2005	65.49	45.69	62.82
March 31, 2006	79.80	52.16	57.52
June 30, 2006	66.20	49.18	50.98
September 29, 2006	60.94	37.34	53.54
December 29, 2006	62.24	42.00	43.03
March 30, 2007	46.24	35.82	43.80
June 29, 2007	49.61	41.48	48.94
September 28, 2007	59.75	47.14	55.10
October 1, 2007 through November 27, 2007	55.97	34.44	37.25

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.61 per cent constitutes interest on the Deposit and 8.89 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	SanDisk

Initial Price:	USD 37.25

Barrier Price:	USD 26.0750

Interest Rate:	13.50 per cent per annum

Physical Delivery Amount:	26.8456 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.75%		100.00%
+	90%	6.75%		90.00%
+	80%	6.75%		80.00%
+	70%	6.75%		70.00%
+	60%	6.75%		60.00%
+	50%	6.75%		50.00%
+	40%	6.75%		40.00%
+	30%	6.75%		30.00%
+	20%	6.75%		20.00%
+	10%	6.75%		10.00%
	0%	6.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.25%	6.75%	-10.00%
-	20%	-13.25%	6.75%	-20.00%
-	30%	-23.25%	6.75%	-30.00%
-	40%	-33.25%	N/A	-40.00%
-	50%	-43.25%	N/A	-50.00%
-	60%	-53.25%	N/A	-60.00%
-	70%	-63.25%	N/A	-70.00%
-	80%	-73.25%	N/A	-80.00%
-	90%	-83.25%	N/A	-90.00%
-	100%	-93.25%	N/A	-100.00%

APPLE INC. (AAPL)

Description of APPLE INC.

According to publicly available information, APPLE INC. ("Apple"), together with its subsidiaries, engages in the design, manufacture, and marketing of personal computers and related software, services, peripherals, and networking solutions worldwide. Apple also provides a line of portable digital music players, as well as related accessories and services, including online sale of third-party audio and video products.

Apple’s SEC file number is 000-10030.

Historical Performance of Apple

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	14.07	10.59	13.53
June 30, 2004	17.10	12.75	16.27
September 30, 2004	19.64	14.37	19.38
December 31, 2004	34.79	18.83	32.20
March 31, 2005	45.44	31.30	41.67
June 30, 2005	44.44	33.11	36.81
September 30, 2005	54.56	36.29	53.61
December 30, 2005	75.46	47.87	71.89
March 31, 2006	87.05	57.67	62.72
June 30, 2006	73.38	55.41	57.12
September 29, 2006	77.78	50.35	77.03
December 29, 2006	93.15	72.60	84.84
March 30, 2007	97.80	81.90	92.91
June 29, 2007	127.60	89.60	122.04
September 28, 2007	155.00	111.62	153.54
October 1, 2007 through November 27, 2007	192.64	150.64	174.81

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 12.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.61 per cent constitutes interest on the Deposit and 7.39 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Apple

Initial Price:	USD 174.81

Barrier Price:	USD 122.3670

Interest Rate:	12.00 per cent per annum

Physical Delivery Amount:	5.7205 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.00%		100.00%
+	90%	6.00%		90.00%
+	80%	6.00%		80.00%
+	70%	6.00%		70.00%
+	60%	6.00%		60.00%
+	50%	6.00%		50.00%
+	40%	6.00%		40.00%
+	30%	6.00%		30.00%
+	20%	6.00%		20.00%
+	10%	6.00%		10.00%
	0%	6.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.00%	6.00%	-10.00%
-	20%	-14.00%	6.00%	-20.00%
-	30%	-24.00%	6.00%	-30.00%
-	40%	-34.00%	N/A	-40.00%
-	50%	-44.00%	N/A	-50.00%
-	60%	-54.00%	N/A	-60.00%
-	70%	-64.00%	N/A	-70.00%
-	80%	-74.00%	N/A	-80.00%
-	90%	-84.00%	N/A	-90.00%
-	100%	-94.00%	N/A	-100.00%